FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT

     This Fourth Amendment to Stock Purchase Agreement ("Fourth Amendment") is executed as of this 1st day of January, 1991, by and among Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), Thomas H. Bailey, Michael Stolper and Jack R. Thompson, individually.

                                  RECITALS

     A.  	The undersigned (with the addition of William C. Mangus and
Bernard E. Niedermeyer III) are all parties to that certain Stock Purchase Agreement, dated April 13, 1984, as amended by that certain First Amendment to Stock Purchase Agreement, dated January 4, 1985, that certain Second Amendment to Stock Purchase Agreement, dated March 18, 1988, and that certain Third Amendment to Stock Purchase Agreement, dated February 5, 1990 (collectively, "Stock Purchase Agreement");

     B. The parties now desire to further amend the Stock Purchase Agreement, as provided for herein in order to more clearly set forth their respective rights, duties and obligations.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Stock Purchase Agreement as follows:

     1.  	The parties hereby consent and agree to the addition of the
following paragraph 2.05 to Article II of the Stock Purchase Agreement:

          2.05 For the purposes of determining for any period the Net After-Tax Earnings of JCC for all purposes under this Agreement other than the distribution of dividends pursuant to paragraph 12.01, the Net After-Tax Earnings of JCC as otherwise determined shall be adjusted by adding back any amounts which were deducted from the Net After-Tax Earnings of JCC and which are attributable to any payments or accruals made for such period for Dividend Bonuses, Termination Bonuses, Change of Control Bonuses or Disability Bonuses pursuant to the section entitled "Additional Incentive Compensation" contained in the Employment Agreements dated as of January 1, 1991 between JCC and Messrs. Thomas F. Marsico, James P. Craig III and Jack R. Thompson (the "Employment Agreements").

    2.   	The parties hereby consent and agree to the revision of paragraph
12.01 to Article XII of the Stock Purchase Agreement which shall read in its entirety as follows:

          12.01 So long as there are shareholders of JCC other than KCSI, KCSI shall cause JCC, within four (4) months after the end of each fiscal year of JCC, to declare and distribute dividends to the shareholders of JCC (including KCSI) in an amount equal to ninety percent (90%) of the Net After-Tax Earnings of JCC for each such fiscal year. For the purpose of computing the amount of dividends to be paid to JCC shareholders for each year, all outstanding Share Equivalents granted to employees entitled to a Dividend Bonus for such year pursuant to the Employment Agreements, shall be regarded as if such Share Equivalents were outstanding shares of stock of JCC entitled to receive dividends at the same rate as such stock, thereby reducing proportionately the amount of such dividends payable to JCC shareholders with respect to JCC stock. For purposes of this Section 12.01, notwithstanding the provisions of Section 2.05, Net After-Tax Earnings of JCC for each such year shall include a reduction for any accruals or payments made for such year with respect to any Termination Bonus, Change in Control Bonus or Disability Bonus pursuant to the Employment Agreements.

     3.  	Section 14.02 (contained in the Second Amendment to Stock
Purchase Agreement) is hereby amended by deleting therefrom the names "Thomas
F. Marsico, James P. Craig III and Jack R. Thompson," to avoid a duplication of benefits to such persons.

     4.  	If any conflict shall arise between the terms and conditions of this Fourth Amendment and the terms and conditions of the Stock Purchase Agreement, the Fourth Amendment shall govern with respect to the matters described herein.

     5.  	Except as expressly amended herein, the Stock Purchase Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first above written.


                               KANSAS CITY SOUTHERN INDUSTRIES, INC.,
                               a Delaware corporation

                          By:  /s/ Landon H. Rowland
                               -------------------------------
                               LANDON H. ROWLAND, PRESIDENT


                               /s/ Thomas H. Bailey
                               -------------------------------
                               THOMAS H. BAILEY


                               /s/ Michael Stopler
                               -------------------------------
                               MICHAEL STOLPER


                               /s/ Jack R. Thompson
                               -------------------------------
                               JACK R. THOMPSON